Exhibit 99.1

April 27, 2005

Tetra Tech Reports Second Quarter Results

Company to Exit Wireless Communications Business

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the second quarter ended April 3, 2005. The Company made a strategic decision in the second quarter to exit the wireless communications business. The Company has now completed its transition of approximately half of its remaining wireless work back to its major customer. This work reduction has substantially reduced revenue, backlog and working capital requirements. During the second quarter, the Company recorded losses of approximately $37.6 million relating to the work reduction and other issues relating to the wireless business.

As previously announced, management also undertook an analysis of its recent operating results and future business opportunities in its civil infrastructure and wired communications businesses. These reviews identified contract losses due to execution inefficiencies and receivable collection issues that resulted in additional charges in the second quarter. Legal costs and lease impairment charges also affected operating results. Further, the Company experienced poor contract execution on fixed-price construction work in one resource management unit.

As noted in the Company’s March 29, 2005 press release, the Company assessed its infrastructure segment for goodwill impairment due to the second quarter loss from operations and the intended restructuring of this business. Based on the requirements of SFAS No. 142 - Goodwill and Other Intangible Assets, Tetra Tech recognized a non-cash impairment charge of approximately $105.6 million for goodwill and other identifiable intangible assets.

Tetra Tech generated cash flow from operations in the quarter of $53.2 million, a Company record.

Li-San Hwang, Tetra Tech’s CEO, said, “With these steps behind us, we will be able to focus our efforts on building business lines that we believe have long-term growth potential. The Company can now concentrate on expanding the water and the systems support & security business areas, two of our strongest markets.”

Second Quarter Results

Revenue for the second quarter was $292.8 million, down 11.6% over revenue of $331.4 million for the same quarter last year, primarily due to wireless contract adjustments. Revenue, net of subcontractor costs, for the quarter was $209.8 million, down 13.6% from $242.8 million for the same quarter last year. The Company recognized a non-cash $105.6 million impairment charge in the quarter. Including this charge, loss from operations for the second quarter was $162.3 million compared to income from operations of $24.0 million for the same period last year. Net loss for the second quarter was $123.8 million compared to net income of $13.0 million for the same period last year. Diluted loss per share was $2.19 compared to diluted earnings per share of $0.23 for the same period last year.

Six Months Results

Revenue for the six months ended April 3, 2005 was $641.2 million, down 4.1% from $668.5 million for fiscal 2004, primarily due to wireless contract adjustments. Revenue, net of subcontractor costs, for the first six months of fiscal 2005 was $452.9 million, a decrease of 6.5% from $484.5 million for the first six months of fiscal 2004. Including the non-cash impairment charge of $105.6 million, loss from operations for the first six months of fiscal 2005 was $146.5 million compared to income from operations of $47.9 million for the same period last year. Net loss for the first six months of fiscal 2005 was $115.9 million, compared to net income of $26.0 million for the same period last year. Diluted loss per share for the first six months of fiscal 2005 was $2.05 compared to diluted earnings per share of $0.45 last year.

In thousands, except EPS (preliminary)

	Three Months Ended		Six Months Ended
	April 3, 2005	March 28, 2004	April 3, 2005	March 28, 2004
Revenue	$292,813	$331,395	$641,155	$668,497

Revenue, Net of Subcontractor Costs	209,809	242,818	452,906	484,523

Income/(Loss) from Operations	(162,285)	23,965	(146,457)	47,906

Net Income/(Loss)	(123,833)	13,029	(115,930)	25,971

Earnings/(Loss) Per Share (EPS):
Basic	$(2.19)	$0.23	$(2.05)	$0.45
Diluted	$(2.19)	$0.23	$(2.05)	$0.47
Weighted Average Common Shares Outstanding:
Basic	56,643	55,885	56,556	55,695
Diluted	56,643	57,465	56,556	57,430

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and the actual results could differ materially. These statements do not include the potential impact of corporate transactions that may be completed after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

The Company believes that it has now reserved for its exit from the wireless communications business to the extent allowed under GAAP, and that approximately $4 million of additional pre-tax costs over the next 18 months will be incurred to complete the wind-down. The Company anticipates that the restructuring of the civil infrastructure and wired communications businesses will continue through the end of fiscal 2005, but to a lesser extent than in the second quarter, as stated in an earlier press release.

As a result, Tetra Tech expects diluted earnings per share for the third quarter of fiscal 2005 to be in the range of $0.12 to $0.14. Revenue, net of subcontractor costs, for the third quarter is expected to range from approximately $235 million to $245 million. For the fiscal year, Tetra Tech’s expects diluted loss per share to range from approximately $1.73 to $1.77 and revenue, net of subcontractor costs, to range from approximately $925 million to $945 million.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the second quarter results through a link posted on the Company’s web site at www.tetratech.com on April 28, 2005 at 8:00 a.m. (PDT).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering and technical services. With nearly 8,000 associates located in the United States and internationally, the Company supports commercial and government clients in the areas of resource management, infrastructure and communications. Tetra Tech’s services include research and development, applied science and technology, engineering design, program management, construction management, and operations and maintenance.

CONTACT: Li-San Hwang, CEO or Mike Bieber, Investor Relations (626) 351-4664

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: fluctuations in quarterly operating results; the impact of downturns in the financial markets and reductions in government budgets; volatility of common stock value; concentration of revenues from government agencies and funding disruptions by these agencies; failure to properly manage projects; acquisition strategy risks; management of growth strategy; use of the percentage-of-completion method of accounting; adverse resolution of an IRS examination; loss of key personnel or the inability to attract and retain qualified personnel; implementation of the enterprise resource planning system; international operations risks; credit risks associated with commercial clients; violations of government contractor regulations; competitive bidding for government contracts; the affect of a negative government audit; the inability to accurately estimate contract risks, revenue and costs; backlog cancellation and adjustments; client base consolidation; failure of partners to perform on joint projects; inability to find qualified subcontractors; changes in existing environmental laws, regulations or programs; competition; restrictive covenants in debt agreements; risks of professional and other liabilities; adverse resolution of litigation; conflict of interest issues; changes in accounting for equity-related compensation; expenses associated with corporate governance; and disruption of operations due to computer viruses or terrorism. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

TETRA TECH, INC.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	April 3, 2005	October 3, 2004
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$78,873	$48,032
Accounts receivable - net	161,026	195,024
Unbilled receivables - net	143,556	173,090
Contract retentions	8,227	6,516
Prepaid expenses and other current assets	25,406	23,857
Income taxes receivable	18,657	6,148
Deferred income taxes	8,719	—
Total current assets	444,464	452,667

PROPERTY AND EQUIPMENT:
Equipment, furniture and fixtures	83,783	87,159
Leasehold improvements	9,674	9,694
Total	93,457	96,853
Accumulated depreciation and amortization	(56,329)	(55,572)
PROPERTY AND EQUIPMENT - NET	37,128	41,281

INCOME TAXES RECEIVABLE	33,800	33,800

DEFERRED INCOME TAXES	4,801	—

GOODWILL	155,650	254,553

INTANGIBLE AND OTHER ASSETS - NET	22,407	26,206

TOTAL ASSETS	$698,250	$808,507

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$87,552	$111,038
Accrued compensation	51,117	55,493
Billings in excess of costs on uncompleted contracts	27,783	28,941
Deferred income taxes	—	4,421
Current portion of long-term obligations	18,487	59,024
Other current liabilities	67,344	48,921
Total current liabilities	252,283	307,838

DEFERRED INCOME TAXES	—	11,027

LONG-TERM OBLIGATIONS	161,646	92,142

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of April 3, 2005 and October 3, 2004	—	—
Exchangeable stock of a subsidiary	—	1,426
Common stock - authorized, 85,000 shares of $0.01 par value; issued and outstanding 56,697 and 56,305 shares as of April 3, 2005 and October 3, 2004, respectively	567	563
Additional paid-in capital	247,433	243,490
Accumulated other comprehensive (loss)	605	375
Retained earnings	35,716	151,646
TOTAL STOCKHOLDERS’ EQUITY	284,321	397,500

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$698,250	$808,507

TETRA TECH, INC.

Condensed Consolidated Statements of Operations

(Unaudited - in thousands, except per share data)

	Three Months Ended			Six Months Ended
	April 3, 2005	March 28, 2004	% Change	April 3, 2005	March 28, 2004	% Change

Revenue	$292,813	$331,395	-11.6	$641,155	$668,497	-4.1
Subcontractor costs	83,004	88,577	-6.3	188,249	183,974	2.3

Revenue, net of subcontractor costs	209,809	242,818	-13.6	452,906	484,523	-6.5

Other contract costs	226,491	194,701	16.3	428,544	388,547	10.3

Gross profit (loss)	(16,682)	48,117	-134.7	24,362	95,976	-74.6

Selling, general and administrative expenses	39,991	24,152	65.6	65,207	48,070	35.7
Impairment of goodwill and other intangible assets	105,612	—	—	105,612	—	—

Income (loss) from operations	(162,285)	23,965	-777.2	(146,457)	47,906	-405.7

Interest expense - net	2,827	2,249	25.7	5,305	4,621	14.8

Income (loss) before income tax expense	(165,112)	21,716	-860.3	(151,762)	43,285	-450.6

Income tax expense (benefit)	(41,279)	8,687	-575.2	(35,832)	17,314	-307.0

Net income (loss)	$(123,833)	$13,029	-1050.4	$(115,930)	$25,971	-546.4

Earnings (loss) per share:
Basic	$(2.19)	$0.23	-1052.2	$(2.05)	$0.47	-536.2
Diluted	$(2.19)	$0.23	-1052.2	$(2.05)	$0.45	-555.6

Weighted average common shares outstanding:
Basic	56,643	55,885	1.4	56,556	55,695	1.5
Diluted	56,643	57,465	-1.4	56,556	57,430	-1.5

Percentage of revenue, net of subcontractor costs:
Revenue, net of subcontractor costs	100.0%	100.0%		100.0%	100.0%

Other contract costs	108.0%	80.2%		94.6%	80.2%

Gross profit (loss)	-8.0%	19.8%		5.4%	19.8%

Selling, general and administrative expenses	19.1%	9.9%		14.4%	9.9%
Impairment of goodwill and other intangible assets	50.3%	0.0%		23.3%	0.0%

Income (loss) from operations	-77.4%	9.9%		-32.3%	9.9%

Interest expense - net	1.3%	0.9%		1.2%	1.0%

Income (loss) before income tax expense	-78.7%	9.0%		-33.5%	8.9%

Income tax expense (benefit)	-19.7%	3.6%		-7.9%	3.6%

Net income (loss)	-59.0%	5.4%		-25.6%	5.3%